Exhibit 10.7

INTER-CREDITOR AGREEMENT

This INTER-CREDITOR AGREEMENT (the “Agreement”) is made and effective as of September __, 2021, by and among Grom Social Enterprises, Inc., a Florida corporation (the “Company”), each holder of the Company’s Senior Secured Convertible Notes issued on or about March 16, 2020 (“Existing Creditors”) and the New Creditor (as defined below) (the Existing Creditors and the New Creditor are herein collectively referred to as the “Creditors”).

RECITALS

WHEREAS, the Existing Creditors are the parties to that certain Securities Purchase Agreement, dated as of or about March 16, 2020 (the “Subscription Agreement”), by and among each Existing Creditors and the Company and are the holders of those Senior Secured Convertible Notes dated March 16, 2020, and due on March 16, 2024 (the “Secured Notes”) of various principal amounts, executed by the Company in favor of Existing Creditors (the “Existing Indebtedness”), and the Existing Creditors are the beneficiaries of that certain security provisions set forth in the Secured Notes , by and among the Company and the Existing Creditors;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of September __, 2021 (the “September 2021 Purchase Agreement”), by and among the Company and the investor(s) signatory thereto (the “New Creditors”), the New Creditors shall purchase the Company’s 10.0% Original Issue Discount Senior Secured Convertible Notes due March __, 2023 in the aggregate principal amount of up to $4,400,000 to be executed by the Company in favor of New Creditors, and, pending shareholder approval, may acquire an additional $1,500,000 of such notes (together, the “New Indebtedness” and together with the Existing Indebtedness, the “Indebtedness”);

WHEREAS, the New Indebtedness will be secured by all assets of the Company pursuant to a Security Agreement, dated as of September __, 2021, by and among the Company and the New Creditors;

WHEREAS, the Existing Creditors wish to consent to the transactions relating to the September 2021 Purchase Agreement and the Transaction Documents (as defined in the September 2021 Purchase Agreement) (the September 2021 Purchase Agreement and the Transaction Documents, as such documents may be amended from time to time, collectively, the “September 2021 Note Documents”) and wish to amend certain provisions in Secured Notes currently held by the Existing Creditors;

WHEREAS, the New Indebtedness and the Existing Indebtedness will be secured by all assets of the Company on a pari passu basis;

WHEREAS, the Creditors wish to memorialize their agreements concerning their respective rights, duties and obligations to one another with respect to the security interests granted under the Indebtedness.

NOW, THEREFORE, in consideration of the mutual covenants herein, their respective performances and benefits pertaining to the Indebtedness, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Consents and Waivers regarding the Transactions Contemplated by the September 2021 Documents.

1.1	Each Existing Creditor hereby consents to the transactions contemplated by the September 2021 Note Documents.

1.2	Solely in connection with the transactions contemplated by the September 2021 Note Documents, each Existing Creditor hereby forever waives its rights under Section 3 of the Secured Notes, and specifically and without limitation Sections 3(a), 3(b), 3(c), 3(d)(i) and 3d(ii) but not Section 3(d)(iii) which shall remain in force for so long as principal remains outstanding under the Secured Notes as provided in Section 3(d).

1.3	Solely in connection with the transactions contemplated by the September 2021 Documents, each Existing Creditor hereby waives the covenants set forth in Sections 3, with the exception of the provisions of Section 3(d)(iii) which shall remain in force for so long as principal remains outstanding under the Secured Notes as more fully provided in Section 3(d), and any and all Events of Default under Section 4 or 5 of the Secured Notes.

1.4	The Existing Creditors hereby agree that any security agreement or instrument to which it is a party shall be and hereby is deemed amended and revised as provided in this Agreement.

2.	Ranking.

2.1	The Indebtedness shall rank in the following order of priority: any sums secured or owed to the Existing Creditors or the New Creditors, pari passu and pro rata in proportion to such Creditor’s outstanding principal amount of Indebtedness at any given time that a determination needs to be made of pro rata holdings. For clarity, as of the date of this Agreement, the pro rata holdings of the Existing Creditors (collectively) are $[400,000] in principal amount and the pro rata holdings of the New Creditors (collectively) are $4,400,000 in principal amount with the option for an additional $1,500,000 of notes to be issued to New Creditors which are also consented to hereby.

2.2	If an Event of Default (as defined under any Indebtedness) occurs and any Creditor hereto receives payment from the Company not in compliance with this Agreement, the other parties hereto shall be immediately notified and such payment shall be shared with all of the other Creditors in proportion to their respective pro rata holdings as set forth above.

2.3	If an Event of Default occurs and any Creditor hereto collects proceeds pursuant to its rights under any Indebtedness, the other parties shall be immediately notified and such payment shall be shared with all of the other Creditors as set forth above.

2.4	Notwithstanding any other provision in this Agreement, adjustments shall be made between the Creditors from time to time to reflect the fact that any contingent obligation taken into account as an obligation under the Indebtedness becomes satisfied or incapable of maturing into an actual obligation.

2.5	The New Creditors are hereby authorized to file a UCC-1 with the Secretary of States of Florida, naming the New Creditors as secured parties and the Company as the debtor.

2.6	Notwithstanding anything to the contrary contained in the September 2021 Purchase Agreement or any document executed in connection with the New Indebtedness or the Existing Indebtedness and irrespective of: (i) the time, order or method of attachment or perfection of the security interests created in favor of Existing Creditors and the New Creditors, (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any collateral; (iii) anything contained in any filing or agreement to which any Creditor now or hereafter may be a party; and (iv) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, each Creditor acknowledges that (x) all other Creditors have a valid security interest in the Collateral and (y) the security interests of the Creditors in any Collateral pursuant to any outstanding Indebtedness shall be pari passu with each other.

2.7	Each Creditor agrees not to commence any action or proceeding concerning the Indebtedness or the Collateral without providing at least one business day’s notice to all Creditors.

3.	Indemnification by Existing Creditors. Each Existing Creditor, severally and not jointly with the other Existing Creditors, shall indemnify, defend, and hold harmless each New Creditor against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys’ fees, including those arising from settlement negotiations, that such New Creditor shall incur or suffer, which arise, result from, or relate to a breach of, or failure by such Existing Creditor to perform under this Agreement.

4.	Indemnification by New Creditors. Each New Creditor, severally and not jointly with the other New Creditors, shall indemnify, defend, and hold harmless each Existing Creditor against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys’ fees, including those arising from settlement negotiations, that such Existing Creditor shall incur or suffer, which arise, result from, or relate to a breach of, or failure by such New Creditor to perform under this Agreement.

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5.	Miscellaneous.

5.1       Assignment. The rights and obligations of the Creditors under this Agreement may be assigned to or assumed to a transferee of the Existing Indebtedness or the New Indebtedness, as applicable.

5.2       Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

5.3       Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action over against any party to this Agreement.

5.4       Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

5.5       Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.

5.6       Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

5.7       Notices. Notices given under this Agreement shall be delivered as set forth in the Purchase Agreement.

5.8       Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, and any action or proceeding, including arbitration, brought by any party in which this Agreement is a subject, shall be brought in New York County, New York.

5.9       Effect of Headings. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

5.10       Invalidity. Any provision of this Agreement which is invalid, void, or illegal, shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

5.11       Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

5.12       Number and Gender. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders.

5.13       Further Assurances. Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the party requesting such further action shall bear all related costs and expenses.

5.14       Professional Fees and Costs. If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing party or parties in such undertaking (or the party that would prevail if an action were brought) shall be entitled to recover reasonable attorney's fees and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such party may be entitled. The parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such party reasonably incurs expenses.

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[SIGNATURE PAGE TO GROM INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Creditors as of the day and year first written above.

COMPANY:

GROM SOCIAL ENTERPRISES, INC.

_________________________

By:

Title:

Address for Notice:

_________________________

_________________________

Facsimile Number: __________________

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE TO GROM INTERCREDITOR AGREEMENT]

EXISTING CREDITOR:

Print Name of Existing Creditor: ______________________________

By: _____________________________

Name:

Title:

Address for Notice:

 _________________________

_________________________

Facsimile Number: __________________

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE TO GROM INTERCREDITOR AGREEMENT]

NEW CREDITOR:

Print Name of New Creditor: _______________________

By: _________________________

Name:

Title:

Address for Notice:

_________________________

_________________________

Facsimile Number: __________________

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